SANTANDER BANCORP
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF MARCH 31, 2006 AND 2005 AND DECEMBER 31, 2005
(Dollars in thousands, except share data)

ASSETS

		As Restated		Variance
	31-Mar-06	31-Mar-05	31-Dec-05	03/06-12/05
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$ 133,996	$ 131,698	$ 136,731	-2.00%
Interest bearing deposits	816	25,066	8,833	-90.76%
Federal funds sold and securities purchased under agreements to resell	86,514	327,041	92,429	-6.40%
Total cash and cash equivalents	221,326	483,805	237,993	-7.00%
INTEREST BEARING DEPOSITS	51,366	51,090	101,034	-49.16%
TRADING SECURITIES	47,146	38,364	37,679	25.13%
INVESTMENT SECURITIES AVAILABLE FOR SALE, at fair value	1,569,238	1,811,147	1,559,681	0.61%
OTHER INVESTMENT SECURITIES, at amortized cost	41,862	37,500	41,862	0.00%
LOANS HELD FOR SALE, net	295,296	247,003	213,102	38.57%
LOANS, net	6,460,688	5,532,897	5,808,630	11.23%
ALLOWANCE FOR LOAN LOSSES	(87,717)	(69,205)	(66,842)	31.23%
PREMISES AND EQUIPMENT, net	56,944	53,102	55,867	1.93%
ACCRUED INTEREST RECEIVABLE	96,988	45,335	77,962	24.40%
GOODWILL	152,049	34,791	34,791	337.04%
INTANGIBLE ASSETS	50,424	8,782	10,092	399.64%
OTHER ASSETS	197,919	139,911	160,097	23.62%
	$9,153,529	$ 8,414,522	$ 8,271,948	10.66%

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Non-interest bearing	$ 656,870	$ 736,600	$ 672,225	-2.28%
Interest bearing	4,698,376	4,565,231	4,552,425	3.21%
Total deposits	5,355,246	5,301,831	5,224,650	2.50%
FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	1,375,000	730,644	768,846	78.84%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	921,989	1,119,442	947,767	-2.72%
COMMERCIAL PAPER ISSUED	319,194	379,813	334,319	-4.52%
TERM NOTES	40,525	72,133	40,215	503.21%
CAPITAL NOTES	242,579	31,560	121,098	-66.54%
ACCRUED INTEREST PAYABLE	80,377	30,620	65,160	23.35%
OTHER LIABILITIES	256,049	205,785	201,366	27.16%
	8,590,959	7,871,828	7,703,421	11.52%

STOCKHOLDERS' EQUITY:
Series A Preferred stock, $25 par value; 10,000,000 shares authorized, none issued or outstanding	-	-	-	N/A
Common stock, $2.50 par value; 200,000,000 shares authorized; 50,650,364 shares issued;
46,639,104 shares outstanding in March 2006 and 2005 and December 2005	126,626	126,626	126,626	0.00%
Capital paid in excess of par value	304,171	304,171	304,171	0.00%
Treasury stock at cost, 4,011,260 shares in March 2006 and 2005 and December 2005	(67,552)	(67,552)	(67,552)	0.00%
Accumulated other comprehensive loss, net of taxes	(53,440)	(35,921)	(41,591)	28.49%
Retained earnings-
Reserve fund	133,759	126,820	133,759	0.00%
Undivided profits	119,006	88,550	113,114	5.21%
Total stockholders' equity	562,570	542,694	568,527	-1.05%
	$9,153,529	$ 8,414,522	$ 8,271,948	10.66%

SANTANDER BANCORP
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE QUARTERS ENDED MARCH 31, 2006 AND 2005

(Dollars in thousands, except per share data)

	For the quarters ended
	March 31,	March 31,
	2006	2005
		As Restated
INTEREST INCOME:
Loans	$ 112,078	$ 77,373
Investment securities	18,268	22,457
Interest bearing deposits	959	210
Federal funds sold and securities purchased under
agreements to resell	1,331	1,348
Total interest income	132,636	101,388

INTEREST EXPENSE:
Deposits	38,637	22,281
Securities sold under agreements to repurchase
and other borrowings	28,247	22,398
Subordinated capital notes	2,414	601
Total interest expense	69,298	45,280

Net interest income	63,338	56,108

PROVISION FOR LOAN LOSSES	7,538	6,700
Net interest income after provision for loan losses	55,800	49,408

OTHER INCOME:
Bank service charges, fees and other	11,118	10,196
Broker/dealer, asset management and insurance fees	15,045	12,572
Gain on sale of securities, net	4	16,960
Loss on extinguishment of debt	-	(6,727)
Gain on sale of mortgage servicing rights	3	43
(Loss) gain on sale of loans	(2)	1,081
Other income (expense)	(306)	4,963
Total other income	25,862	39,088

OPERATING EXPENSES:
Salaries and employee benefits	26,556	24,169
Occupancy costs	4,649	4,024
Equipment expenses	1,040	916
EDP servicing, amortization and technical assistance	8,053	7,793
Communication expenses	2,318	2,016
Business promotion	2,581	2,362
Other taxes	2,376	2,101
Other operating expenses	12,139	11,985
Total operating expenses	59,712	55,366

Income before provision for income tax	21,950	33,130

PROVISION FOR INCOME TAX	8,594	7,216

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 13,356	$ 25,914
EARNINGS PER COMMON SHARE	$ 0.29	$ 0.56

SANTANDER BANCORP

SELECTED CONSOLIDATED FINANCIAL INFORMATION:

(DOLLARS IN THOUSANDS)

	For the Quarters Ended
	Mar. 31,	Mar. 31,	Dec. 31,	1Q06/1Q05	1Q06/4Q05
	2006	2005*	2005	Variation	Variation

Interest Income	$ 132,636	$ 101,388	$ 121,697	30.8%	9.0%
Tax equivalent adjustment	1,960	4,534	1,807	-56.8%	8.5%
Interest income on a tax equivalent basis	134,596	105,922	123,504	27.1%	9.0%
Interest expense	69,298	45,280	60,622	53.0%	14.3%
Net interest income on a tax equivalent basis	65,298	60,642	62,882	7.7%	3.8%
Provision for loan losses	7,538	6,700	5,000	12.5%	50.8%

Net interest income on a tax equivalent basis after provision	57,760	53,942	57,882	7.1%	-0.2%
Other operating income	25,860	21,047	25,111	22.9%	3.0%
Gain on sale of securities	4	16,960	4	-100.0%	0.0%
(Loss) gain on sale of loans	(2)	1,081	2	-100.2%	-200.0%
Other operating expenses	59,712	55,366	55,437	6.3%	6.2%
Income on a tax equivalent basis before income taxes	23,910	37,664	27,562	-34.3%	-10.2%
Provision for income taxes	8,594	7,216	8,891	19.1%	-3.3%
Tax equivalent adjustment	1,960	4,534	1,807	-56.8%	8.5%
NET INCOME	$ 13,356	$ 25,914	$ 16,864	-45.2%	-15.8%

SELECTED RATIOS:

Per share data (1):
Earnings per common share	$ 0.29	$ 0.56	$ 0.36
Average common shares
outstanding	46,639,104	46,639,104	46,639,104
Common shares outstanding
at end of period	46,639,104	46,639,104	46,639,104
Cash Dividends per Share	$ 0.16	$ 0.16	$ 0.16

* As Restated
(1) Per share data is based on the average number of shares outstanding during the period.
Basic and diluted earnings per share are the same.

SANTANDER BANCORP

			2005
	QTD	QTD	YTD	QTD
	Mar. 31,	Mar. 31,	Dec. 31,	Dec. 31,
SELECTED RATIOS	2006	2005	2005	2005

Net interest margin (1)	3.27%	3.12%	3.02%	3.16%
Return on average assets (2)	0.65%	1.27%	0.96%	0.80%
Return on average common equity (2)	10.07%	18.34%	13.85%	11.51%
Efficiency Ratio (1,3)	65.51%	61.86%	62.97%	63.00%
Non-interest income to revenues	16.32%	27.83%	22.19%	17.11%
Capital:
Total capital to risk-adjusted assets	10.62%	10.87%	-	12.30%
Tier I capital to risk-adjusted assets	7.60%	8.54%	-	9.09%
Leverage ratio	6.11%	6.20%	-	6.50%
Non-performing loans to total loans	1.10%	1.47%	-	1.22%
Non-performing loans plus accruing loans
past-due 90 days or more to loans	1.60%	1.54%	-	1.27%
Allowance for loan losses to non-
performing loans	118.03%	81.55%	-	90.72%
Allowance for loans losses to period-
end loans	1.30%	1.20%	-	1.11%

OTHER SELECTED FINANCIAL DATA	3/31/2006	3/31/2005	12/31/2005
	(dollars in millions)
Customer Financial Assets Under Control:
Bank deposits (excluding brokered deposits)	$ 4,092.0	$ 4,440.9	$ 4,084.0
Broker-dealer customer accounts	5,002.0	4,735.0	4,923.0
Mutual fund and assets managed	2,941.0	2,671.0	2,795.0
Trust, institutional and private accounts assets under management	1,143.0	1,358.0	1,158.0
Total	$ 13,178.0	$ 13,204.9	$ 12,960.0

(1) On a tax-equivalent basis.
(2) Ratios for the quarters are annualized.
(3) Operating expenses divided by net interest income, on a tax equivalent basis, plus other income, excluding gain on sale of securities, loss on extinguishment of debt in 2005 and gain on sale of building for 1Q04.